Exhibit 99.1

Health Catalyst Reports Second Quarter 2026 Results

SALT LAKE CITY, UT, August 6, 2026 — Health Catalyst, Inc. (“Health Catalyst,” Nasdaq: HCAT), a healthcare intelligence company designed to accelerate measurable improvement for health systems, today reported financial results for the quarter ended June 30, 2026.

“We delivered a very productive second quarter, exceeding the high end of our revenue guidance and the midpoint of our adjusted EBITDA guidance," said Ben Albert, Chief Executive Officer of Health Catalyst. "More importantly, we recently closed the Vitalware divestiture and fully repaid our credit facility debt, which significantly improves our balance sheet and provides flexibility to make measured near-term bets in the work we believe in most. After eighteen years working with health systems, we know how to drive outcomes. We believe our intelligence products can help them improve outcomes faster. That's the company we're working to build.”

Financial Highlights for the Three Months Ended June 30, 2026

Key Financial Metrics

	Three Months Ended June 30,		Year over Year Change
	2026	2025
GAAP Financial Measures:	(in thousands, except percentages, unaudited)
Total revenue	$70,487	$80,721	(13)%
Gross profit	$27,856	$30,333	(8)%
Gross margin	40%	38%
Net loss	$(40,537)	$(40,978)	1%
Non-GAAP Financial Measures:(1)
Adjusted Gross Profit	$35,837	$39,964	(10)%
Adjusted Gross Margin	51%	50%
Adjusted EBITDA	$9,919	$9,344	6%
________________________
(1) These measures are not calculated in accordance with generally accepted accounting principles in the United States (GAAP). See the accompanying "Non-GAAP Financial Measures" section below for more information about these financial measures, including the limitations of such measures, and for a reconciliation of each measure to the most directly comparable measure calculated in accordance with GAAP.
Financial Outlook
Health Catalyst provides forward-looking guidance on total revenue, a GAAP measure, and Adjusted EBITDA, a non-GAAP measure.
For the third quarter of 2026, we expect:
•Total revenue of $55 million to $56 million, and
•Adjusted EBITDA of $0 to $0.5 million.
For the full year of 2026, we expect:
•Total revenue of $246 million to $249 million, and
•Adjusted EBITDA of $18 million to $18.5 million.
We have not provided forward-looking guidance for net loss, the most directly comparable GAAP measure to Adjusted EBITDA, and therefore have not reconciled guidance for Adjusted EBITDA to net loss, because there are items that may impact net loss, including stock-based compensation, that are not within our control or cannot be reasonably forecasted.

Quarterly Conference Call Details

We will host a conference call to review the results today, Thursday, August 6, 2026, at 5:00 p.m. E.T. The conference call can be accessed by dialing (800) 343-5172 for U.S. participants, or (203) 518-9856 for international participants, and referencing conference ID “HCATQ226.” A live audio webcast will be available online at https://ir.healthcatalyst.com/. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

About Health Catalyst
Health Catalyst, Inc. (Nasdaq: HCAT) is a healthcare intelligence company designed to accelerate measurable improvement for health systems across cost, clinical, and consumer performance. Backed by deep domain expertise, proprietary AI-driven technology, and $2.8 billion in documented outcomes, Health Catalyst helps health systems move from data to confident, measurable action.
Available Information
Our investors and others should note that we announce material information to the public about our company, products and services, and other matters related to our company through a variety of means, including our website (https://www.healthcatalyst.com/), our investor relations website (https://ir.healthcatalyst.com/), press releases, SEC filings, public conference calls, and social media, including our (https://www.linkedin.com/company/healthcatalyst) and our CEO’s social media accounts such as LinkedIn (https://www.linkedin.com/in/ben-albert-0a763b1/), in order to achieve broad, non-exclusionary distribution of information to the public and to comply with our disclosure obligations under Regulation FD.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding our future growth, our growth and transformation strategies, our strategic priorities, our expectations related to the impact of the Vitalware divestiture, our liquidity, and our financial outlook for the third quarter and full year 2026. Forward-looking statements are subject to risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance.
Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market or industry conditions, regulatory environment, and receptivity to our technology and services; (iii) results of litigation or a security incident; (iv) the loss of one or more key clients or partners, clients reducing or eliminating their spend with us, client churn or down-selling in connection with the migration to Ignite or otherwise; (v) fluctuations in our project-based, non-recurring revenue, (vi) macroeconomic challenges (including high inflationary and/or high interest rate environments, tariffs, or market volatility and measures taken in response thereto), natural disasters or any new public health crises, and regional or global conflicts (including in the Middle East); (vii) the divestiture of Vitalware may not achieve some or all of the expected benefits and may adversely affect our business; and (viii) changes to our abilities to recruit and retain qualified team members. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to the Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2026, expected to be filed with the SEC on or about August 6, 2026, and the Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 12, 2026. All information provided in this release and in the attachments is as of the date hereof, and we undertake no duty to update or revise this information unless required by law.

Condensed Consolidated Balance Sheets
(in thousands, except share and per share data, unaudited)

	As of June 30,	As of December 31,
	2026	2025
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$60,589	$50,814
Short-term investments	42,850	44,918
Accounts receivable, net	41,901	59,128
Prepaid expenses and other assets	11,627	14,447
Assets held for sale	91,424	—
Total current assets	248,391	169,307
Property and equipment, net	33,472	33,838
Intangible assets, net	56,121	77,678
Operating lease right-of-use assets	5,939	6,640
Goodwill	11,101	209,073
Other assets	3,580	6,107
Total assets	$358,604	$502,643
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$8,338	$9,363
Accrued liabilities	23,595	18,697
Deferred revenue	42,534	56,107
Operating lease liabilities	3,698	3,779
Current portion of long-term debt	1,627	1,627
Liabilities associated with assets held for sale	12,133	—
Total current liabilities	91,925	89,573
Long-term debt, net of current portion	151,852	151,624
Deferred revenue, net of current portion	425	410
Operating lease liabilities, net of current portion	12,800	14,208
Contingent consideration liabilities, net of current portion	—	250
Other liabilities	775	798
Total liabilities	257,777	256,863

Stockholders’ equity:
Preferred stock, $0.001 par value per share; 25,000,000 shares authorized and no shares issued and outstanding as of June 30, 2026 and December 31, 2025	—	—
Common stock, $0.001 par value per share, and additional paid-in capital; 500,000,000 shares authorized as of June 30, 2026 and December 31, 2025; 74,598,492 and 72,027,332 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	1,616,004	1,608,840
Accumulated deficit	(1,516,209)	(1,364,646)
Accumulated other comprehensive income	1,032	1,586
Total stockholders’ equity	100,827	245,780
Total liabilities and stockholders’ equity	$358,604	$502,643

Condensed Consolidated Statements of Operations
(in thousands, except per share data, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue:
Technology	$48,795	$52,876	$98,263	$104,358
Professional services	21,692	27,845	42,980	55,776
Total revenue	70,487	80,721	141,243	160,134
Cost of revenue, excluding depreciation and amortization:
Technology(1)(2)(3)	18,188	18,352	35,471	35,917
Professional services(1)(2)(3)	17,439	24,128	35,449	49,741
Total cost of revenue, excluding depreciation and amortization	35,627	42,480	70,920	85,658
Operating expenses:
Sales and marketing(1)(2)(3)	10,360	13,206	20,945	27,944
Research and development(1)(2)(3)	11,026	12,392	20,805	27,578
General and administrative(1)(2)(3)	11,928	8,284	25,888	22,446
Depreciation and amortization	10,979	12,684	23,094	25,004
Goodwill impairment	27,047	28,769	122,548	28,769
Total operating expenses	71,340	75,335	213,280	131,741
Loss from operations	(36,480)	(37,094)	(142,957)	(57,265)
Interest and other expense, net	(3,742)	(3,803)	(7,877)	(7,159)
Loss before income taxes	(40,222)	(40,897)	(150,834)	(64,424)
Income tax provision	(315)	(81)	(729)	(296)
Net loss	$(40,537)	$(40,978)	$(151,563)	$(64,720)
Net loss per share, basic and diluted	$(0.55)	$(0.59)	$(2.07)	$(0.94)
Weighted-average shares outstanding used in calculating net loss per share, basic and diluted	73,960	69,626	73,280	69,092
_______________
(1)Includes stock-based compensation expense as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Stock-Based Compensation Expense:	(in thousands)		(in thousands)
Cost of revenue, excluding depreciation and amortization:
Technology	$72	$295	$190	$514
Professional services	345	1,194	894	2,196
Sales and marketing	613	2,542	1,409	4,704
Research and development	366	1,316	956	2,449
General and administrative	1,313	2,976	3,030	6,003
Total	$2,709	$8,323	$6,479	$15,866

(2)    Includes acquisition-related costs, net, as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Acquisition-related costs, net:	(in thousands)		(in thousands)
Cost of revenue, excluding depreciation and amortization:
Technology	$—	$33	$1	$107
Professional services	—	56	6	176
Sales and marketing	—	(57)	3	441
Research and development	—	190	6	357
General and administrative	1,958	(3,942)	4,379	(1,772)
Total	$1,958	$(3,720)	$4,395	$(691)

(3)    Includes restructuring costs as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Restructuring costs:	(in thousands)		(in thousands)
Cost of revenue, excluding depreciation and amortization:
Technology	$296	$—	$296	$401
Professional services	264	145	566	1,142
Sales and marketing	1,251	—	1,360	352
Research and development	1,490	237	1,590	1,909
General and administrative	405	—	1,685	136
Total	$3,706	$382	$5,497	$3,940

Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities
Net loss	$(151,563)	$(64,720)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation expense	6,479	15,866
Depreciation and amortization	23,094	25,004
Non-cash operating lease expense	1,171	1,484
Amortization of debt discount, issuance costs, and deferred financing costs	1,154	2,089
Investment discount and premium accretion	(502)	(933)
Provision for expected credit losses	1,048	1,110
Deferred tax provision	104	(157)
Change in fair value of contingent consideration liabilities	(250)	(5,168)
Goodwill impairment	122,548	28,769
Other	219	(784)
Change in operating assets and liabilities:
Accounts receivable, net	10,708	(10,633)
Prepaid expenses and other assets	3,663	2,468
Accounts payable, accrued liabilities, and other liabilities	5,080	(12,638)
Deferred revenue	(2,282)	11,423
Operating lease liabilities	(1,885)	(1,897)
Net cash provided by (used in) operating activities	18,786	(8,717)

Cash flows from investing activities
Proceeds from the sale and maturity of short-term investments	46,100	143,208
Purchase of short-term investments	(43,667)	(46,760)
Acquisition of businesses, net of cash acquired	—	(41,114)
Capitalization of internal-use software	(9,410)	(10,086)
Purchases of property and equipment	(683)	(440)
Purchase of intangible assets	(859)	(296)
Proceeds from the sale of property and equipment	15	25
Net cash (used in) provided by investing activities	(8,504)	44,537

Cash flows from financing activities
Proceeds from employee stock purchase plan	360	1,003
Repurchase of common stock	—	(5,000)
Repayment of debt	(814)	(230,814)
Net cash used in financing activities	(454)	(234,811)
Effect of exchange rate changes on cash and cash equivalents	(53)	58
Net increase (decrease) in cash and cash equivalents	9,775	(198,933)

Cash and cash equivalents at beginning of period	50,814	249,645
Cash and cash equivalents at end of period	$60,589	$50,712

Non-GAAP Financial Measures
To supplement our financial information presented in accordance with GAAP, we believe certain non-GAAP financial measures, including Adjusted Gross Profit, Adjusted Gross Margin, Adjusted EBITDA, Adjusted Cost of Revenue, Adjusted Operating Expenses, Adjusted Net Income, and Adjusted Net Income per share, basic and diluted, and Vitalware Adjusted EBITDA are useful in evaluating our operating performance. For example, we exclude stock-based compensation expense because it is non-cash in nature and excluding this expense provides meaningful supplemental information regarding our operational performance and allows investors the ability to make more meaningful comparisons between our operating results and those of other companies. We use this non-GAAP financial information to evaluate our ongoing operations, as a component in determining employee bonus compensation, and for internal planning and forecasting purposes.
We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

Adjusted Gross Profit and Adjusted Gross Margin
Gross profit is a GAAP financial measure that is calculated as revenue less cost of revenue, including depreciation and amortization of capitalized software development costs and acquired technology. We calculate gross margin as gross profit divided by our revenue. Adjusted Gross Profit is a non-GAAP financial measure that we define as gross profit, adjusted for (i) depreciation and amortization, (ii) stock-based compensation, (iii) acquisition-related costs, net, and (iv) restructuring costs, as applicable. We define Adjusted Gross Margin as our Adjusted Gross Profit divided by our revenue. We believe Adjusted Gross Profit and Adjusted Gross Margin are useful to investors as they eliminate the impact of certain non-cash expenses and allow a direct comparison of these measures between periods without the impact of non-cash expenses and certain other non-recurring operating expenses.
We present both of these measures for our technology and professional services business. We believe these non-GAAP financial measures are useful in evaluating our operating performance compared to that of other companies in our industry, as these metrics generally eliminate the effects of certain items that may vary from company to company for reasons unrelated to overall profitability.

The following is a reconciliation of our Adjusted Gross Profit and Adjusted Gross Margin, in total and for technology and professional services, to gross profit and gross margin, the most directly comparable financial measures calculated in accordance with GAAP for the three months ended June 30, 2026 and 2025.

	Three Months Ended June 30, 2026
	(in thousands, except percentages)
	Technology	Professional Services	Total
Revenue	$48,795	$21,692	$70,487
Cost of revenue, excluding depreciation and amortization	(18,188)	(17,439)	(35,627)
Amortization of intangible assets, cost of revenue	(3,730)	—	(3,730)
Depreciation of property and equipment, cost of revenue	(3,274)	—	(3,274)
Gross profit	23,603	4,253	27,856
Gross margin	48%	20%	40%
Add:
Amortization of intangible assets, cost of revenue	3,730	—	3,730
Depreciation of property and equipment, cost of revenue	3,274	—	3,274
Stock-based compensation	72	345	417
Restructuring costs(1)	296	264	560
Adjusted Gross Profit	$30,975	$4,862	$35,837
Adjusted Gross Margin	63%	22%	51%
___________________
(1)Restructuring costs include severance and other team member costs from workforce reductions and restructuring. For additional details, refer to Note 20 -Restructuring Costs in our condensed consolidated financial statements.

	Three Months Ended June 30, 2025
	(in thousands, except percentages)
	Technology	Professional Services	Total
Revenue	$52,876	$27,845	$80,721
Cost of revenue, excluding depreciation and amortization	(18,352)	(24,128)	(42,480)
Amortization of intangible assets, cost of revenue	(4,857)	—	(4,857)
Depreciation of property and equipment, cost of revenue	(3,051)	—	(3,051)
Gross profit	26,616	3,717	30,333
Gross margin	50%	13%	38%
Add:
Amortization of intangible assets, cost of revenue	4,857	—	4,857
Depreciation of property and equipment, cost of revenue	3,051	—	3,051
Stock-based compensation	295	1,194	1,489
Acquisition-related costs, net(1)	33	56	89
Restructuring costs(2)	—	145	145
Adjusted Gross Profit	$34,852	$5,112	$39,964
Adjusted Gross Margin	66%	18%	50%
___________________
(1)Acquisition-related costs, net include deferred retention expenses attributable to the Upfront, Intraprise, ARMUS and KPI Ninja acquisitions. For additional details refer to notes 1 and 3 in our condensed consolidated financial statements.
(2)Restructuring costs include severance and other team member costs from workforce reductions and restructuring. For additional details, refer to Note 20-Restructuring Costs in our condensed consolidated financial statements.

Adjusted EBITDA
Adjusted EBITDA is a non-GAAP financial measure that we define as net loss adjusted for (i) interest and other expense, net, (ii) income tax provision, (iii) depreciation and amortization, (iv) stock-based compensation, (v) acquisition-related costs, net, including the change in fair value of contingent consideration liabilities for potential earn-out payments, (vi) restructuring costs, (vii) goodwill impairment, and (viii) non-recurring lease-related charges, as applicable. We view acquisition-related expenses when applicable, such as transaction costs (including third-party fees associated with due diligence, deferred retention expenses, post-acquisition restructuring costs incurred as part of business combinations) and changes in the fair value of contingent consideration liabilities that are directly related to business combinations, as costs that are unpredictable, dependent upon factors outside of our control, and are not necessarily reflective of operational performance during a period. We believe that excluding restructuring costs, impairment of goodwill and intangible assets, and non-recurring lease-related charges, as applicable, allows for more meaningful comparisons between operating results from period to period as these are separate from the core activities that arise in the ordinary course of our business and are not part of our ongoing operations. We believe Adjusted EBITDA provides investors with useful information on period-to-period performance as evaluated by management and a comparison with our past financial performance, and is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance. The following is a reconciliation of our Adjusted EBITDA to net loss, the most directly comparable financial measure calculated in accordance with GAAP, for the three months ended June 30, 2026 and 2025.

	Three Months Ended June 30,
	2026	2025
	(in thousands)
Net loss	$(40,537)	$(40,978)
Add:
Interest and other (income) expense, net	3,742	3,803
Income tax provision	315	81
Depreciation and amortization	10,979	12,684
Stock-based compensation	2,709	8,323
Acquisition-related costs, net(1)	1,958	(3,720)
Restructuring costs(2)	3,706	382
Goodwill impairment(3)	27,047	28,769
Adjusted EBITDA	$9,919	$9,344
__________________
(1)Acquisition-related costs, net include third-party fees associated with due diligence, deferred retention expenses, post-acquisition restructuring costs incurred as part of business combinations, and changes in fair value of contingent consideration liabilities for potential earn-out payments. During the three months ended June 30, 2025, the fair value of the contingent consideration related to the Upfront acquisition earnout decreased, resulting in a net reduction in expense. For additional details refer to Notes 1, 3, and 8 in our condensed consolidated financial statements.
(2)Restructuring costs include severance and other team member costs from workforce reductions, as well as legal and advisory fees related to significant board of director refreshment that are non-recurring and outside the ordinary course of our business. For additional details, refer to Notes 1 and 20 in our condensed consolidated financial statements.
(3)Goodwill impairment was recognized as a result of impairment indicators and quantitative tests indicating the fair values of the following were below the carrying values: (i) Technology reporting unit as of June 4, 2026, and (ii) the Technology reporting unit and the Professional Services reporting unit as of June 30, 2025. For additional details, refer to Note 5 in our condensed consolidated financial statements.

Adjusted Cost of Revenue

Adjusted Cost of Revenue is a non-GAAP financial measure that we define as cost of revenue adjusted for (i) depreciation and amortization, (ii) stock-based compensation, (iii) acquisition-related costs, net, and (iv) restructuring costs, as applicable. We view these adjustments to allow for more meaningful comparisons between operating results from period-to-period as these are separate from the core activities that arise in the ordinary course of our business. Adjusted Cost of Revenue is also computable by subtracting Adjusted Gross Profit from revenue. We believe Adjusted Cost of Revenue provides investors with useful information on period-to-period performance as evaluated by management and a comparison with our past financial performance, and is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance. The following is a reconciliation of Adjusted Cost of Revenue to our cost of revenue, the most directly comparable financial measure calculated in accordance with GAAP, for the three months ended June 30, 2026 and 2025.

	Three Months Ended June 30,
	2026	2025
	(in thousands)
Cost of revenue, excluding depreciation and amortization	$35,627	$42,480
Add:
Amortization of intangible assets, cost of revenue	3,730	4,857
Depreciation of property and equipment, cost of revenue	3,274	3,051
Cost of revenue	42,631	50,388
Less:
Amortization of intangible assets, cost of revenue	(3,730)	(4,857)
Depreciation of property and equipment, cost of revenue	(3,274)	(3,051)
Stock-based compensation	(417)	(1,489)
Acquisition-related costs, net(1)	—	(89)
Restructuring costs(2)	(560)	(145)
Adjusted Cost of Revenue	$34,650	$40,757
__________________
(1)Acquisition-related costs, net include deferred retention expenses incurred as part of business combinations.
(2)Restructuring costs include severance and other team member costs from workforce reductions and restructuring. For additional details, refer to Note 20-Restructuring Costs in our condensed consolidated financial statements.

Adjusted Operating Expenses

Adjusted Operating Expenses is a non-GAAP financial measure that we define as total operating expenses adjusted for (i) depreciation and amortization, (ii) stock-based compensation, (iii) acquisition-related costs, net, including the change in fair value of contingent consideration liabilities for potential earn-out payments, (iv) goodwill impairment, and (v) restructuring costs, as applicable. We view these adjustments to allow for more meaningful comparisons between operating results from period-to-period as these are separate from the core activities that arise in the ordinary course of our business. We believe Adjusted Operating Expenses provides investors with useful information on period-to-period performance as evaluated by management and a comparison with our past financial performance, and is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance. The following is a reconciliation of Adjusted Operating Expenses to our total operating expenses, the most directly comparable financial measure calculated in accordance with GAAP, as well as a calculation of total operating expenses and Adjusted Operating Expenses as a percentage of total revenue, for the three months ended June 30, 2026 and 2025.

	Three Months Ended June 30,
	2026	2025
	(in thousands)
Total operating expenses	$71,340	$75,335
Less:
Depreciation and amortization	(10,979)	(12,684)
Stock-based compensation	(2,292)	(6,834)
Acquisition-related costs, net(1)	(1,958)	3,809
Goodwill impairment(2)	(27,047)	(28,769)
Restructuring costs(3)	(3,146)	(237)
Adjusted Operating Expenses	$25,918	$30,620
Total operating expenses as a % of revenue	101%	93%
Adjusted Operating Expenses as a % of revenue	37%	38%
__________________
(1)Acquisition-related costs, net include third-party fees associated with due diligence, deferred retention expenses, post-acquisition restructuring costs incurred as part of business combinations, and changes in fair value of contingent consideration liabilities for potential earn-out payments. For additional details refer to Notes 1, 3 and 8 in our condensed consolidated financial statements.
(2)Goodwill impairment was recognized as a result of impairment indicators and a quantitative tests indicating the fair values of the following were below the carrying values: (i) Technology reporting unit as of June 4, 2026, and (ii) the Technology reporting unit and the Professional Services reporting unit as of June 30, 2025. For additional details, refer to Note 5 in our condensed consolidated financial statements.
(3)Restructuring costs include severance and other team member costs from workforce reductions, as well as legal and advisory fees related to significant board of director refreshment that are non-recurring and outside the ordinary course of our business. For additional details, refer to Notes 1 and 20 in our condensed consolidated financial statements.

Adjusted Net Income and Adjusted Net Income Per Share

Adjusted Net Income is a non-GAAP financial measure that we define as net loss adjusted for (i) stock-based compensation, (ii) amortization of acquired intangibles, (iii) restructuring costs, (iv) acquisition-related costs, net, including the change in fair value of contingent consideration liabilities, (v) goodwill impairment, and (vi) non-cash interest expense related to debt facilities, as applicable. We believe Adjusted Net Income provides investors with useful information on period-to-period performance as evaluated by management and comparison with our past financial performance and is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance. The following is a reconciliation of Adjusted Net Income to our net loss, the most directly comparable financial measure calculated in accordance with GAAP, for the three months ended June 30, 2026 and 2025.

	Three Months Ended June 30,
	2026	2025
Numerator:	(in thousands, except share and per share amounts)
Net loss	$(40,537)	$(40,978)
Add:
Stock-based compensation	2,709	8,323
Amortization of acquired intangibles	7,297	9,047
Restructuring costs(1)	3,706	382
Acquisition-related costs, net(2)	1,958	(3,720)
Goodwill impairment(3)	27,047	28,769
Non-cash interest expense related to debt facilities	521	881
Adjusted Net Income	$2,701	$2,704
Denominator:
Weighted-average shares outstanding used in calculating net loss per share, basic and diluted, and Adjusted Net Income per share, basic	73,959,819	69,625,540
Non-GAAP dilutive effect of stock-based awards	275,700	164,532
Non-GAAP weighted-average shares outstanding used in calculating Adjusted Net Income per share, diluted	74,235,519	69,790,072

Net loss per share, basic and diluted	$(0.55)	$(0.59)
Adjusted Net Income per share, basic and diluted	$0.04	$0.04
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(1)Restructuring costs include severance and other team member costs from workforce reductions, as well as legal and advisory fees related to significant board of director refreshment that are non-recurring and outside the ordinary course of our business. For additional details, refer to Notes 1 and 20 in our condensed consolidated financial statements.
(2)Acquisition-related costs, net includes third-party fees associated with due diligence, deferred retention expenses, post-acquisition restructuring costs incurred as part of business combinations, and changes in fair value of contingent consideration liabilities for potential earn-out payments. For additional details refer to Notes 1, 3 and 8 in our condensed consolidated financial statements.
(3)Goodwill impairment was recognized as a result of impairment indicators and a quantitative tests indicating the fair values of the following were below the carrying values: (i) Technology reporting unit as of June 4, 2026, and (ii) the Technology reporting unit and the Professional Services reporting unit as of June 30, 2025. For additional details, refer to Note 5 in our condensed consolidated financial statements.

Vitalware Adjusted EBITDA

Vitalware Adjusted EBITDA is a non-GAAP financial measure that we define as Vitalware net income adjusted for (i) depreciation and amortization, (ii) stock-based compensation, (iii) and acquisition-related costs. We view acquisition-related expenses when applicable, including third-party fees associated with tail insurance policies that are directly related to business combinations, as costs that are not necessarily reflective of operational performance during a period. Vitalware Adjusted EBITDA, Vitalware net income and the reconciliation below are derived from our unaudited condensed consolidated financial information and related records and reflects certain assumptions and adjustments that management believes are reasonable under the circumstances and given the information available at this time. As a result, Vitalware Adjusted EBITDA, Vitalware net income and the reconciliation below does not necessarily reflect what Vitalware’s Adjusted EBITDA, net income, and related reconciliation would have been on a standalone basis and is not necessarily indicative of future results of operations.
We believe Adjusted EBITDA provides investors with useful information on performance as evaluated by management, and is useful in evaluating Vitalware's operating performance compared to that of other business units or companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company and business unit to business unit for reasons unrelated to overall operating performance. The following is a reconciliation of our Vitalware Adjusted EBITDA to Vitalware net income, the most directly comparable financial measure calculated in accordance with GAAP, for the six months ended June 30, 2026:

Six Months Ended June 30, 2026
(in thousands)
Vitalware net income	$7,523
Add:
Depreciation and amortization	3,710
Stock-based compensation	95
Acquisition-related costs(1)	30
Vitalware Adjusted EBITDA	$11,358
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(1)Acquisition-related costs include third-party fees associated with tail insurance policies incurred as part of the Vitalware business combination. For additional details refer to Note 1 in our condensed consolidated financial statements.

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